Exhibit 99.1
NxStage Announces $43 Million Private Placement of Equity Securities
LAWRENCE, MA, May 23, 2008 — NxStage Medical, Inc. (NASDAQ: NXTM), a leading manufacturer of innovative dialysis products, today announced a $43 million private placement of its common stock and warrants. The private placement consists of 9.6 million shares of NxStage common stock at a price of $4.50 per share and warrants to purchase 1.9 million shares of common stock at an exercise price of $5.50 per share, which price may be adjusted to $3.00 or $6.50 depending upon whether the Company achieves certain targets relating to the number of End Stage Renal Disease patients prescribed to receive therapy with the NxStage System One as of December 31, 2008. The private placement will be closed in two tranches. The Company has agreed to sell the first tranche of $25 million to funds managed or advised by OrbiMed Advisors LLC (“Orbimed”) on or before May 28, 2008. The Company has agreed to sell the second $18 million tranche to existing NxStage institutional investors. This second tranche is subject to stockholder approval, and is expected to close during the third quarter, after NxStage holds a special meeting of its stockholders to approve this portion of the financing. In connection with the closing of the private placement, NxStage has agreed to appoint one individual nominated by OrbiMed Advisors to fill the vacancy that currently exists on the Company’s Board of Directors.
Canaccord Adams Inc. served as NxStage’s lead agent and financial advisor in connection with the private placement.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The shares have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. As part of this transaction, NxStage has agreed to file a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants acquired in the private placement.
Important Additional Information
NxStage intends to file with the SEC a proxy statement in connection with the private placement. Investors and security holders of NxStage are urged to read the proxy statement when it becomes available because it will contain important information about NxStage and the private placement. Investors and security holders of NxStage may obtain free copies of the proxy statement when it becomes available at the SEC’s website at www.sec.gov, at NxStage’s website at www.nxstage.com or by writing to NxStage Medical, Inc., 439 S. Union St., 5th Floor, Lawrence, Massachusetts 01843, Attention: Investor Relations.
NxStage, its directors and the affiliates of its directors may be deemed to be participants in the solicitation of proxies with respect to the private placement. A description of the interests in NxStage of its directors and such affiliates is set forth in NxStage’s proxy statement for its 2008 annual meeting of stockholders, filed with the SEC on April 29, 2008, and will be set forth in the proxy statement in connection with the private placement when it becomes available.
About Orbimed Advisors LLC
OrbiMed is the world’s largest healthcare-dedicated fund manager. OrbiMed’s investment advisory business was founded in 1989 with a vision to invest across the spectrum of healthcare companies: from private start-ups to large multinational companies. OrbiMed manages a family of venture capital funds and public equity investment vehicles.
About NxStage Medical
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of end-stage renal disease, or ESRD, and acute kidney failure. For more information on NxStage and its products, please visit the Company’s website at http://www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated closing of the private financing, and the anticipated appointment of an OrbiMed nominee to NxStage’s board of directors. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including certain factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q for the period ended March 31, 2008.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Investor Relations Contact
Stephanie Marks for NxStage
1-888-698-6472
ir@nxstage.com